UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant  ☒

Filed by a party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

Nasdaq, Inc.

(Name of Registrant as Specified In Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if Other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Nasdaq, Inc. (“Nasdaq”) is filing Definitive Additional Materials contained in this Schedule 14A with the United States Securities and Exchange Commission in connection with the solicitation of proxies from its employee shareholders for its Annual Meeting of Shareholders, which meeting is to be held virtually on June 21, 2023 at 8:00 a.m. Eastern Time, at virtualshareholdermeeting.com/NDAQ2023.

On June 16, 2023, the following was emailed to Nasdaq’s employees.

>>>>>>>>>>>>>>>>>>>>>>>>>>>>>>>>>>>>>>>>>>>>>>>>>>>>>>>>>>>>>>>>>>>>>>>>>

Subject line:

Last Call: Vote Your Shares before the Annual Shareholder Meeting

Colleagues,

We urge all Nasdaq shareholders to exercise your right to vote for the matters proposed for our upcoming Annual Meeting of Shareholders, which will take place on June 21, 2023.

What to Vote On

Each proposal is listed below, along with our board’s voting recommendations.

Proposal 1

Election of 11 Directors Vote FOR EACH NOMINEE ✓

Proposal 2

Advisory Vote on Executive Compensation Vote FOR ✓

Proposal 3

Advisory Vote on the Frequency of Future Advisory Votes on Executive Compensation Vote 1 Year ✓

Proposal 4

Ratification of Appointment of Independent Registered Public Accounting Firm    Vote FOR ✓

Proposal 5

Shareholder Proposal – “Independent Board Chairman” Vote AGAINST ×

For more information see the “Voting Roadmap” in the 2023 Proxy Statement.

How to Vote

Click here to vote directly online.

Note: you will need to enter your sixteen-digit control number, which you should have received from E*TRADE (on or about May 5, 2023) or other relevant institution.

Bonus!

Not only will your vote be used to determine important business decisions, but it will also contribute to a great cause. Nasdaq will make a $1 charitable donation to BRAC for every unique holder that votes.

Questions?

If you have any questions about the proposals, the voting process, or the Annual Shareholder Meeting, please refer to the 2023 Proxy Statement or contact Erika Moore or ****.

On June 19, 2023, the following will be posted to Nasdaq’s internal website.

Nasdaq Annual Shareholder Meeting This Week

Shareholders can learn more about our 2023 Proxy Statement and vote in the Annual

Shareholder Meeting, which will take place virtually on June 21 at 8:00 a.m. ET.

Nasdaq’s 2023 Proxy Statement and Annual Shareholder Meeting

Nasdaq filed its 2023 proxy statement with the SEC on April 28, 2023.The proxy statement is a document sent to shareholders letting them know when and where a shareholders’ meeting is taking place and detailing the matters to be voted upon at the meeting. Nasdaq’s Annual Shareholder Meeting will take place virtually on Wednesday, June 21 at 8:00 a.m. ET. Read more in our press release here.

Check back later in the week for voting results!

This year, for every shareholder (if you held any Nasdaq stock as of April 24, 2023, that’s you) that votes, Nasdaq will be making a $1 charitable donation to BRAC. Not only will your vote be used to determine important business decisions, but it will also contribute to a great cause.

Nasdaq 2023 Annual Meeting and Proxy

What is a Proxy Statement?

When seeking information about the financial health of a public company, the Form 10-K or 10-Q is a great place to start. But did you know the proxy statement provides further information about the company’s strategic direction, important business relationships, executive and board compensation practices, and even the qualifications and skill set of each director on the Board?

Required by the SEC, a proxy statement is designed primarily to share important information about matters to be brought forth and voted upon at the next annual shareholder meeting (matters that YOU—as a shareholder—have a right to vote on). Beyond required disclosures, our proxy statement provides shareholders with an opportunity to learn more about Nasdaq’s company culture, financial and governance highlights, human capital management, and other ESG practices.

If you want to be a curious—and diligent—investor, be sure to read the proxy statement.

I’m a shareholder, what do I need to do?

Check out the 2023 annual meeting microsite and:

1.	Become an informed shareholder: Read the proxy statement, get to know our directors, and review the 5 items to be voted upon this year.

2.	Vote!

If you haven’t already done so, take a minute or two to vote online right from the microsite. Don’t forget that you will be making a difference, as Nasdaq will make a $1 charitable donation to BRAC on behalf of each shareholder that votes for matters pertaining to our upcoming 2023 Annual Shareholder Meeting. Note: you will need to enter your sixteen-digit control number, which you should have received from E*TRADE (on or about May 5, 2023) or other relevant institution.

3.	Access the virtual 2023 Annual Meeting of Shareholders, June 21 at 8:00 a.m. ET.

Join us as Adena Friedman, Chair and CEO, and Mike Splinter, Lead Independent Director, review each proposal and address questions directly from shareholders. Our entire Board, as well as other members of our Management Committee, will also be in attendance. Plus, if you missed the voting window, you have one last chance to do so during the meeting.

4.	Stand by for the results.

Like any election, see how your vote made an impact. The voting results will be made public by June 27, 2023 and will be available on our website.

Questions?

If you have any questions about the proxy statement, the voting process, or the Annual Shareholder Meeting, please contact Erika Moore or *****.